Exhibit 3(i)


                           CERTIFICATE OF AMENDMENT

                                      TO

                      CERTIFICATE OF LIMITED PARTNERSHIP


         The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

         FIRST. The name of the limited partnership is Prudential-Bache Diversified Futures Fund L.P .

         SECOND. Articles 1, 2 and 3 of the Certificate of Limited Partnership shall be amended in the entirety as follows:

          "1. The name of the limited partnership formed hereby is Diversified Futures Fund L.P.

           2. The address of the registered office of the partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent for service of process on the partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

           3. The name and mailing address of the sole general partner of the partnership is Preferred Investment Solutions Corp., Two American Lane, Greenwich, Connecticut 06831."

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Limited Partnership as of this 1st day of October, 2004.


                                   Preferred Investment Solutions Corp.


                                   By:  / s / Marc S. Goodman
                                        --------------------------------------
                                        Name:  Marc S. Goodman
                                        Title: President

                                   By:  / s / Kenneth A. Shewer
                                        --------------------------------------
                                        Name:  Kenneth A. Shewer
                                        Title: Chairman